As filed with the Securities and Exchange Commission on July 31, 2015.

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

USANA HEALTH SCIENCES, INC.

3838 West Parkway Blvd.

Salt Lake City, Utah 84120

(801) 954-7100

USANA Health Sciences, Inc. 2015 Equity Incentive Award
Plan

Utah (State or other jurisdiction of incorporation or organization)	87-0500306 (I.R.S. Employer Identification No.)

Josh Foukas

Vice President of Legal and Investor Relations

3838 West Parkway Boulevard

Salt Lake City, Utah 84120

(801) 954-7823

Copies to:

Kevin R. Pinegar

Durham Jones & Pinegar, P.C.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	5,000,000	$124.73	$623,650,000	$72,468.13

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on $124.73, the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on July 30, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

USANA Health Sciences, Inc., or the Registrant, hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)                                 The Registrant’s Annual Report on Form 10-K for the year ended January 3, 2015.

(2)                                 The Registrant’s Proxy Statement for its 2015 Annual Meeting.

(3)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015.

(4)                                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”) since January 3, 2015.

(5)                                 The description of the Registrant’s common stock in the Registrant’s registration statement on Form 8-A, effective December 30, 2010, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    Description of Securities.

Not applicable (the Registrant’s common stock is registered under Section 12(b) of the Exchange Act).

ITEM 5.    Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Utah Revised Business Corporation Act (the “Revised Act”).  Section 16-10a-902 (“Section 902”) of the Revised Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify a director in connection with a

Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Section 16-10a-903 (“Section 903”) of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys’ fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 (“Section 905”) of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.  On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court’s determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys’ fees) incurred by the director.

The Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

Unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, Bylaws, general or specific action of its board of directors or contract.

The Registrant’s Bylaws provide for indemnification of its officers and directors to the fullest extent permitted under Utah law with respect to any claims, costs, losses, judgments and amounts paid in settlement resulting from actions against such officers and directors in their capacities as such, except in connection with claims or liability arising out of the director or officer’s own negligence or willful misconduct.  The Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.  The registrant has also entered into separate indemnification agreements with each of its directors and executive officers.

ITEM 7.    Exemption from Registration Claimed.

Not applicable.

ITEM 8.    Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
*4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006)
*4.2	Bylaws (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006)
*4.3	Specimen Stock Certificate for Common Stock (incorporated by reference to Registration Statement on Form 10, File No. 0-21116, effective April 16, 1993)
5.1	Opinion and consent of Durham Jones & Pinegar, P.C.
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
*99	USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan filed as Annex A to the Proxy Statement filed on March 25, 2015

*    Incorporated by reference.

ITEM 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 30th day of July, 2015.

USANA HEALTH SCIENCES, INC.
By:	/s/Josh Foukas
Josh Foukas, Vice President,
Legal and Investor Relations

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes, and appoints James Bramble and Josh Foukas and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 30, 2015, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ MYRON W. WENTZ	Chairman	July 30, 2015
Myron W. Wentz, PhD

/s/ DAVID A. WENTZ	Chief Executive Officer (Principal Executive Officer)	July 30, 2015
David A. Wentz

/s/ RONALD S. POELMAN	Director	July 30, 2015
Ronald S. Poelman

/s/ ROBERT ANCIAUX	Director	July 30, 2015
Robert Anciaux

/s/ JERRY G. MCCLAIN	Director	July 30, 2015
Jerry G. McClain

/s/ GILBERT A. FULLER	Director	July 30, 2015
Gilbert A. Fuller

/s/ PAUL A. JONES	Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2015
Paul A. Jones

EXHIBIT INDEX

Exhibit No.	Description

*4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006)
*4.2	Bylaws (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006)
*4.3	Specimen Stock Certificate for Common Stock (incorporated by reference to Registration Statement on Form 10, File No. 0-21116, effective April 16, 1993)
5.1	Opinion and consent of Durham Jones & Pinegar, P.C.
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
*99	USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan filed as Annex A to the Proxy Statement filed on March 25, 2015

*    Incorporated by reference.